EDGAR ACCOUNT ADMINISTRATOR POWER OF ATTORNEY Know all by these presents, that the undersigned hereby constitutes and appoints Debbie Sparks as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead to 1. act for and on behalf of the undersigned as the EDGAR Account Administrator in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC’)', and 2. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact may be of benefit to, in the best interest of or legally required of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power ofAttorney shall be in such form and shall contain such terms and conditions as such attorney-in- fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to said attorney-in-fact and agent full power and authority to do and perform any and every act and thing whatsoever requisite necessary or proper to be done under the rules and regulations of the SEC in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact and agent. [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as ofMay ;)..1�2025. IN PRESENCE OF: STATE OF OKLAHOMA COUNTY OF TULSA Lorenzo Ryan Collins ) ) ss. ) On the �1 st day of May, 2025, before me personally came L. Ryan Collins, to me known, who, being by me duly sworn, declared to me that the foregoing instrument is his power of attorney; that he has voluntarily signed his name thereto for its stated purpose.